UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 11, 2019

ISABELLA BANK CORPORATION
(Exact name of registrant as specified in its charter)

MICHIGAN
(State or other jurisdiction of incorporation)

000-18415	38-2830092
(Commission File Number)	(IRS Employer Identification No.)

401 North Main Street, Mt. Pleasant, Michigan	48858-1649
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (989) 772-9471
Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule l4a-12 under the Exchange Act (17 CFR 240.l4a-l2)

☐	Pre-commencement communications pursuant to Rule l4d-2(b) under the Exchange Act (17 CFR 240.l4d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.l3e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined by Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standard provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 - Corporate Governance and Management
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e)    On March 11, 2019, the registrant amended and restated the Isabella Bank Corporation and Related Companies Deferred Compensation Plan for Directors (the “Plan”), with an effective date of January 1, 2019. The Plan was amended and restated for the primary purposes of updating the administration of the Plan and complying with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and the final regulations issued thereunder ("Section 409A"). Other terms of the Plan, which have been previously disclosed, were modified, as well.
The Plan is a non-qualified, deferred compensation plan that allows directors to defer receipt of taxable income and thereby defer income taxes and assist in saving for retirement. Under the Plan, each member of the registrant's Board of Directors, which may include the registrant's named executive officers, and members of the Boards of Directors of certain affiliated entities, is required to defer receipt of all or any portion (subject to a minimum required deferral of at least 25%, taking into account any purchases of registrant shares made by a director under the registrant's dividend reinvestment plan) of his or her annual director's salary (if any), retainer and board of directors and/or committee fees and receive credits to a Plan account. Dollar amounts that are credited to a director's Plan account are converted on a quarterly basis into stock units of the registrant's common stock based on the fair market value of a share of registrant common stock as of the relevant valuation date. Stock units credited to a participant's Plan account are eligible for stock and cash dividends as declared.
Distribution of deferred fees from the Plan occurs when the participant incurs a severance from service or upon the occurrence of certain other events set forth in the Plan. The participant is eligible to receive a lump-sum distribution in the form of shares of registrant common stock of all of the stock units that are then in his or her Plan account, and any unconverted cash will be converted to and rounded up to whole shares of stock and distributed, as well. The Plan does not allow for cash settlement, and therefore, such share-based payment awards qualify for classification as equity. The registrant may use authorized but unissued shares or purchase shares of common stock on the open market to meet its obligations under the Plan.
The foregoing brief description of the Plan is qualified in its entirety by reference to the text of the Plan, a copy of which is attached as Exhibit 10.1.
Section 9 - Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
(d)    Exhibits:

Exhibit No.	Description

10.1	Isabella Bank Corporation and Related Companies Deferred Compensation Plan for Directors

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ISABELLA BANK CORPORATION

Dated:	March 13, 2019	By:	/s/ Jae A. Evans
Jae A. Evans, President & CEO